EXHIBIT 4(d)


                Amendment No. 2 to Simware Inc. Stock Option Plan


The Simware Inc. Stock Option Plan is hereby amended in the following respect:

     Section 4(a) of the Simware Inc. Stock Option Plan is hereby amended to read as follows:


                      "the  maximum  number of Shares
                       that may be issued upon the
                       exercise of Options  granted
                       pursuant to the Plan shall not
                       exceed 1,550,000 Shares;"